UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

115 River Road, Suite 151, Edgewater, NJ	07020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (732) 423-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Quad M Solutions, Inc., an Idaho corporation, (the “Company” or “Registrant”), is a public holding company that offers staffing services and employee benefits, such as health plans, HR-human resources, and payroll services, to small and mid-sized group employers. The Company is filing this Current Report on Form 8-K to disclose recent material events, including the Company’s receipt of substantial credit facility financing, elimination of toxic convertible debt and the surrender of potentially dilutive preferred stock, all for the benefit of the Company’s shareholders.

On April 9, 2021, the Company entered into a Master Senior Loan Agreement (“MSLA”) with BeachStar Partners, LLC (“BeachStar”) as Lender and Administrative Agent. Pursuant to the MSLA, the Company borrowed the initial sum of $4,200,000(the “BeachStar Loan”). Together with the MSLA, the Company entered into a Security Agreement with BeachStar, while the Company’s wholly-owned subsidiary, Nuaxess 2, Inc., entered into a Guaranty Agreement with BeachStar, in order to provide security and ensure recourse for BeachStar.

The MSLA contains customary representations, warranties, and agreements of the Company and BeachStar, as wells as indemnification rights and other obligations of the parties.

With the initial proceeds of the BeachStar loan, the Company has been able to (i) pay existing loans in full, (ii) satisfy dilutive convertible financings; (iii) expand operations and (iv) reserve capital for the Company growth and expansion, including acquisition of targeted enterprises.

The MSLA further provides for a credit facility in the form of additional incremental loans in tranches of $1,000,000 for every five hundred (500) insured employee lives added by the Company, up to a maximum of sixty-five thousand (65,000) insured employee lives, or one hundred thirty million dollars ($130,000,000) (the “Credit Facility”). As a result, the Company is positioned to realize revenue from additional premium payments from its clients as more employees are insured through the Company’s health insurance plans and larger employers use the Company’s benefit services, while drawing down on additional capital funding from the Credit Facility made available by BeachStar as necessary to finance increased operational capacity and further expansion and growth through strategic acquisitions.

The BeachStar Loan is repayable as the greater of a set monthly sum or a percentage of monthly premiums received by the Company. Each month, BeachStar will be entitled to receive either 4% of the Company’s net revenues or interest at a rate of 1.5% per month (18%/annum). The Company’s initial loan repayment obligation amounts to $63,000 per month until the principal becomes due and payable, which, in the case of the initial funding sum, is eighteen (18) months from execution of the BeachStar loan documents, or October 8, 2022. The MSLA contains no prepayment penalty, which could allow the Company to avoid costly interest payments in the event expected revenues are realized. Further, all payments made by the Company that exceed the monthly interest (1.5%) reduce the principal balance from which the interest amount is calculated.

In order to preserve existing shareholder value, the Company is intent on avoiding new funding involving convertible securities. The initial funds received from the BeachStar loan were used to resolve the Company’s existing convertible debt, as set forth hereafter. The Company further intends to avoid any funding opportunities that could serve to dilute the equity of the Company held by management and current shareholders. Accordingly, and in keeping with this stated intent, the MSLA is not convertible to the Company’s stock unless in the event of a material uncured default of the MSLA, and the MSLA contains no anti-dilution provisions favoring BeachStar.

The foregoing description of the MSLA is not complete and is qualified in its entirety by reference to the full text of the Standby Equity Distribution Agreement which will be filed as an exhibit to the Company’s next periodic filing.

On June 8, 2021, the Company reached an agreement with the holders of the Company’s Series E and D Preferred Stock to surrender those issuances in their entireties.

The Series D Holders (Carriage House Capital, Inc. and Draper, Inc.) have agreed to accept the sum of two million dollars ($2,000,000.00) from Quad M payable over nine (9) months in exchange for the immediate surrender of all outstanding shares of Series D Preferred Stock and warrants to purchase One Million (1,000,000) shares of the Company’s common stock each at a price of $1.00 over the next three (3) years. As security for the payout, Quad M has agreed to reserve 160,000 shares of Series D Preferred for each of the Series D Holders, which amount will diminish as further payments are made, until satisfied in full.

The Series E Holder (KinerjaPay, Inc.) holds 16,902 shares of Series E Preferred Stock. The Series E Holder and Quad M have agreed to allow the Series E Holder to convert all remaining shares of Series E Preferred Stock into 2,000,000 registered and freely trading common shares. The Company has also issued the Series E Holder warrants to purchase One Million (1,000,000) shares of the Company’s common stock at a price of $1.00 over the next three (3) years.

Item 8.01 Other Events

As of April 23, 2021, the Company satisfied convertible securities with the following parties:

Adar Alef LLC

AES Capital Management LLC

Arin Funding LLC

Armada Capital Partners LLC

Auctus Fund LLC

BHP Capital NYC LLC

Cerberus Finance Group, Ltd.

Crossover Capital Fund I LLC

Crownbridge Partners LLC

Geneva Roth Remark Holdings LLC

Granite Global Value Investments, Ltd.

Harbor Gates Capital LLC

Jefferson Street Partners LLC

JSJ Investments, Inc.

Labyrs Fund LP

Kinerjapay Corp.

LG Capital Funding LLC

Quick Capital, LLC

Sunshine Equities Partners LLC

MBS Gloeq Corp.

Tangiers Global LLC

Tiger Trout Capital LLC

With funds generated by the BeachStar loan, the Company was able to pay off the aforementioned convertible securities. As a result, the Company can avoid future conversions of these convertible notes, many of which carried substantial conversion rights that adversely affect the value of shareholder equity. The Company strongly believes that satisfaction of its convertible indebtedness, coupled with the BeachStar Loan and Credit Facility, will protect and enhance shareholder value going forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2021	QUAD M SOLUTIONS, INC.

	By:	/s/ Pat Dileo
Pat Dileo
Chief Executive Officer